--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                   FORM 8-K/A

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                               ------------------


       Date of Report (Date of earliest event reported): OCTOBER 15, 2004


                    CHINA EVERGREEN ENVIRONMENTAL CORPORATION
             (Exact name of registrant as specified in its charter)


            NEVADA                                           88-0409151
(State or Other Jurisdiction of                  (I.R.S. Employer Identification
        Incorporation)                                         Number)

                                    000-26175
                            (Commission File Number)


                  5/F, GUOWEI BUILDING, 73 XIANLIE MIDDLE ROAD
              GUANGZHOU, GUANGDONG, THE PEOPLE'S REPUBLIC OF CHINA
                    (Address of principal executive offices)


                                 86-20-8732-7909
              (Registrant's telephone number, including area code)



          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

--------------------------------------------------------------------------------

ITEM 1.01         ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

                  (a) As previously reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 21, 2004 and as more fully described in Item 2.01 below, the Registrant entered into a Securities Purchase Agreement and Plan of Reorganization dated September 9, 2004, as amended by that certain Amendment No.1 to Securities Purchase Agreement and Plan of Reorganization dated October 8, 2004, pursuant to which it acquired all of the issued and outstanding shares of Evergreen Asset Group Limited, an International Business Company organized to do business under the laws of the British Virgin Islands, in exchange for a controlling interest in the Registrant.

                  This Form 8-K/A is being filed to amend the Current Report on Form 8-K filed on October 21, 2004 to include financial statements and pro forma financial information referred to in Item 9.01 below.

ITEM 2.01         COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

                  (a) On October 15, 2004, Evergreen Asset Group Limited, an International Business Company organized to do business under the laws of the British Virgin Islands ("Evergreen"), completed the closing of a reverse acquisition of the Registrant pursuant to which the Registrant acquired all of the outstanding shares of Evergreen capital stock in exchange for a controlling interest in the Registrant (the "Reorganization"). Pursuant to the Securities Purchase Agreement and Plan of Reorganization dated September 9, 2004, as amended by that certain Amendment No.1 to Securities Purchase Agreement and Plan of Reorganization dated October 8, 2004, by and among the Registrant, Evergreen and the shareholders of Evergreen (the "Purchase Agreement"), the Registrant issued an aggregate of 83,500,000 shares of its common stock (representing 83.5% of the Registrant's capital stock outstanding) in exchange for all of the issued and outstanding shares of Evergreen capital stock transferred to the Registrant by each Evergreen shareholder at the closing. As a result, Evergreen became a wholly-owned subsidiary of the Registrant.

                  Evergreen was established in May 2004 as an investment holding company for waste water treatment businesses in the People's Republic of China ("PRC"). Evergreen, through its four majority-owned subsidiaries, Guangdong Xinxinmei Environmental Protection Co., Limited, Beijing Haotai Shiyuan Water Purification Co. Limited, Shangdong Haiyang Shenshi Environmental Protection Co. Limited and Xianyang Beicheng Water Purification Co. Limited, provides waste water turn-key engineering, equipment and chemical trading. In addition, Evergreen has invested in, manages and operates five water treatment facilities through a "BOT arrangement" (Build, Operate and Transfer) with the PRC government.

ITEM 3.02         UNREGISTERED SALES OF SECURITIES

                  (a) In connection with the Reorganization described above, on October 15, 2004, the Registrant issued 83,500,000 shares of its common stock to the shareholders of Evergreen in exchange for all of the issued and outstanding shares of Evergreen capital stock held by such shareholders. These issuances were made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D.

ITEM 5.01         CHANGES IN CONTROL OF REGISTRANT

                  (a) In connection with the Reorganization described above, Chong Liang Pu transferred all of his shares of Evergreen capital stock in exchange for 67,635,000 shares of common stock of the Registrant, which represented approximately 67.64% of the issued and outstanding shares of capital stock of the Registrant immediately following the Reorganization.

                  (b) Not applicable.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

                  (a) Not applicable.

                  (b) - (c) In connection with the Reorganization described above, Donald Bell resigned as chief executive officer, president and sole director of the Registrant and the following individuals were appointed to serve as executive officers of the Registrant, effective as of October 15, 2004:

                 NAME OF OFFICER                    POSITION
                 ---------------                    --------

                 Chong Liang Pu            Chief Executive Officer and President

                 Ren Cai Ding              Chief Financial Officer

                 Jia He Li                 Chief Operating Officer

         CHONG LIANG PU. Prior to joining the Registrant as its Chief Executive Officer and President, Mr. Pu founded Evergreen and has acted as its chairman and president since April 2004. From May 1999 until April 2004, Mr. Pu was the chief executive officer and general manager of Guangdong Xinxinmei Environmental Protection Company, a majority-owned subsidiary of Evergreen.

         REN CAI DING. Since December 2003 until joining the Registrant as its chief financial officer on October 15, 2004, Mr. Ding was the chief financial officer and financial manager of Guangdong Xinxinmei Environmental Protection Company, a majority-owned subsidiary of Evergreen. From January 2000 until December 2003, Mr. Ding was a financial manager of Guangzhou Yitao Group Co., Ltd., a real estate development company in the PRC. In 1999, Mr. Ding was the chief financial officer and head of the auditing department of Shenzhen Wei Ang Appliance Development Co., Ltd., a household appliance manufacturer in the PRC.

         JIA HE LI. Immediately prior to joining the Registrant, Mr. Li was the assistant to the general manager of Evergreen and the deputy general manager of Guangdong Xinxinmei Environmental Protection Company, a majority-owned subsidiary of Evergreen. From March of 2003 until April of 2004, Mr. Li was the deputy general manager of Baijitan Hot Spring Co., Ltd., a hotel resort and spa operator in the PRC. From 1999 until March of 2003, Mr. Li was a freelance project promoter, developer and designer for various development projects in the PRC.

         The Registrant has not yet entered into employment agreements with any of its executive officers.

                  (d) In connection with the Reorganization described above, Chong Liang Pu, Lin Hong Ye and Shi Rong Jiang were named directors of the Registrant. The new members of the board of directors of the Registrant have not yet been named to any board committees.

ITEM 8.01         OTHER EVENTS.

         On December 20, 2004, the Registrant changed its name and trading symbol to "China Evergreen Environmental Corporation" and "CEEC," respectively.

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS

         (a)-(b)  Financial Statements and Pro Forma Financial Information.
                  ---------------------------------------------------------

                  Audited Financial Statements of Evergreen as of and for the two years ended December 31, 2003.

                  Unaudited Financial Statements of Evergreen as of and for the nine months ended September 30, 2004.

                  Unaudited Pro Forma Combined Balance Sheet and Statements of Income of the Registrant and Evergreen as of September 30, 2004 and for the twelve months ended December 31, 2003 and the nine months ended September 30, 2004.

         (c)    Exhibits.
                ---------

                  2.1 Securities Purchase Agreement and Plan of Reorganization dated September 9, 2004 by and among the Registrant, Evergreen, and the shareholders of Evergreen, previously filed as an exhibit to Current Report on Form 8-K filed on October 21, 2004.

                  2.2 Amendment No. 1 to Securities Purchase Agreement and Plan of Reorganization dated October 8, 2004, by and among the Registrant, Evergreen and the shareholders of Evergreen, previously filed as an exhibit to Current Report on Form 8-K filed on October 21, 2004.

                  99.1 Press Release dated October 20, 2004, previously filed as an exhibit to Current Report on Form 8-K filed on October 21, 2004.

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CHINA EVERGREEN ENVIRONMENTAL CORPORATION


                                    By: /s/ Chong Liang Pu
                                        ---------------------------------------
                                        Chong Liang Pu, Chief Executive Officer

Dated:  December 30, 2004

                          EVERGREEN ASSET GROUP LIMITED

                          COMBINED FINANCIAL STATEMENTS


                                    CONTENTS


                                                                            Page
                                                                            ----

Report of Independent Registered Public Accounting Firm......................F-1

Combined Balance Sheets as of December 31, 2003 and 2002.....................F-2

Combined Statements of Operations for the years ended December 31,
  2003 and 2002..............................................................F-3

Combined Statements of Stockholders' Equity for the years ended
  December 31, 2003 and 2003.................................................F-4

Combined Statements of Cash Flows for the years ended December 31,
  2003 and 2002..............................................................F-5

Notes to Combined Financial Statements.......................................F-6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors and Stockholders of Evergreen Asset Group Limited


We have audited the accompanying combined balance sheets of Evergreen Asset Group Limited (the "Company") and its commonly controlled entities as of December 31, 2003 and 2002, and the related combined statements of operations, stockholders' equity and cash flows for the years ended December 31, 2003 and 2002. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As mentioned in Note 1 to the financial statements, pursuant to a group reorganization (the "Reorganization") which was completed in July, 2004, the Company became the holding company of its commonly controlled entities by the acquisition of 90% equity interests in each of them. Each of the Company and its commonly controlled entities has a common controlling stockholder and accordingly the Reorganization is treated as if it is a single business combination and the financial information relating to the Company and its commonly controlled entities for each of the two years ended December 31, 2003 was prepared on a combined basis.

In our opinion, on the basis of presentation set out in Note 1, the combined financial statements referred to above present fairly, in all material respects, the combined financial position of Evergreen Asset Group Limited as of December 31, 2003 and 2002, and the combined results of its operations and its cash flows for the years ended December 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.



PKF
Certified Public Accountants
Hong Kong
September 28, 2004

                                       EVERGREEN ASSET GROUP LIMITED

                                          COMBINED BALANCE SHEETS


                                                                                       DECEMBER 31,
                                                                             -----------------------------
                                                                                  2003              2002
                                                                                  USD               USD
ASSETS

Current assets

    Cash and cash equivalents                                                     54,556          475,313
    Inventories (Note 7)                                                          12,559           12,798
    Accounts receivable (Note 8)                                                  84,359           60,367
    Prepayment, deposits and other receivables (Note 9)                        1,183,354          127,361
    Amounts due from related companies (Note 10)                                 703,103          519,443
    Amounts due from directors (Note 11)                                              --        1,061,086
    Amount due from an associate (Note 12)                                     3,588,453               --
    Other investment (Note 13)                                                    28,454               --
    Deferred tax assets (Note 23)                                                197,395          182,672
                                                                             ------------     ------------

Total current assets                                                           5,852,233        2,439,040

Deferred assets (Note 4)                                                         983,895               --
Property, plant and equipment, net (Note 5)                                      361,332          127,541
Construction-in-progress                                                           6,869          227,915
Deposits paid for acquisition of property, plant and equipment (Note 27)       2,619,566               --
Interests in an associate (Note 6)                                               253,623               --
                                                                             ------------     ------------

Total assets                                                                  10,077,518        2,794,496
                                                                             ============     ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities

    Unsecured loans (Note 14)                                                  1,386,715               --
    Long-term borrowing (Note 17)                                                 24,155               --
    Accounts payable                                                           1,811,010            3,872
    Accrued liabilities (Note 15)                                              1,026,060          426,034
    Amounts due to directors (Note 11)                                           740,460           37,745
    Amounts due to related companies (Note 16)                                   910,723        1,232,229
    Income tax payable                                                           118,816               --
                                                                             ------------     ------------

Total current liabilities                                                      6,017,939        1,699,880

Long-term borrowing (Note 17)                                                         --           24,155
                                                                             ------------     ------------

Total liabilities                                                              6,017,939        1,724,035
                                                                             ------------     ------------

Minority interests (Note 18)                                                     449,515          128,744
                                                                             ------------     ------------

Stockholders' equity

    Capital (RMB31,401,000 and RMB11,890,000 translated at
      historical rate); at December 31, 2003 and 2002 (Note 19)                3,792,391        1,292,391
    Accumulated deficit                                                         (182,327)        (350,674)
                                                                             ------------     ------------

Total stockholders' equity                                                     3,610,064          941,717
                                                                             ------------     ------------

Total liabilities and stockholders' equity                                    10,077,518        2,794,496
                                                                             ============     ============

                                see Notes to combined financial statements


                                                   F-2

                          EVERGREEN ASSET GROUP LIMITED

                        COMBINED STATEMENTS OF OPERATIONS


                                                        YEAR ENDED DECEMBER 31,
                                                     ---------------------------
                                                         2003             2002
                                                         USD              USD

Revenue (Note 25)                                     2,889,094         271,902

Cost of revenue                                      (1,828,801)       (158,853)
                                                     -----------     -----------

Gross profit                                          1,060,293         113,049

Depreciation and amortization                           (17,941)        (23,949)

General and administrative expenses                    (337,472)       (290,125)
                                                     -----------     -----------

Income/(loss) from operations                           704,880        (201,025)

Other income (Note 20)                                    9,240          60,570

Interest expense (Note 21)                              (28,590)        (25,177)

Impairment loss on other investment (Note 22)          (370,097)             --
                                                     -----------     -----------

Income/(loss) before income tax                         315,433        (165,632)

Income tax (expense)/benefit (Note 23)                 (104,093)         48,453

Minority interests (Note 18)                            (42,993)         11,759
                                                     -----------     -----------

Net income/(loss)                                       168,347        (105,420)
                                                     ===========     ===========

                   see Notes to combined financial statements

                          EVERGREEN ASSET GROUP LIMITED

                   COMBINED STATEMENTS OF STOCKHOLDERS' EQUITY


                                                                       TOTAL
                                                     ACCUMULATED   STOCKHOLDERS'
                                        CAPITAL        DEFICIT        EQUITY
                                          USD            USD            USD
                                      -----------    -----------   -------------

At January 1, 2002                     1,292,391       (245,254)      1,047,137

Net loss                                      --       (105,420)       (105,420)
                                      -----------    -----------   -------------

At December 31, 2002                   1,292,391       (350,674)        941,717
                                      ===========    ===========   =============

At January 1, 2003                     1,292,391       (350,674)        941,717

Initial capital injection of XY
  and HY                               2,500,000             --       2,500,000

Net income                                    --        168,347         168,347
                                      -----------    -----------   -------------

At December 31, 2003                   3,792,391       (182,327)      3,610,064
                                      ===========    ===========   =============

                   see Notes to combined financial statements

                               EVERGREEN ASSET GROUP LIMITED

                             COMBINED STATEMENTS OF CASH FLOWS

                                                                 YEAR ENDED DECEMBER 31,
                                                               ---------------------------
                                                                    2003            2002
                                                                    USD             USD
Cash flows from operating activities:
Net income/(loss)                                                 168,347        (105,420)
Adjustments to reconcile net income/(loss) to net cash
  provided by/(used in) operating activities:
    Depreciation and amortization                                  17,941          23,949
    Impairment loss on other investment                           370,097              --
    Increase in deferred tax assets                               (14,723)        (48,453)
    Increase in minority interests                                320,771          12,396

Changes in operating assets and liabilities:

    Decrease/(increase) in inventories                                239          (3,140)
    Increase in accounts receivable                               (23,992)        (46,599)
    Increase in prepayment, deposits and other receivables     (1,055,993)        (34,523)
    Increase in amounts due from related companies               (838,692)       (710,253)
    Decrease/(increase) in amounts due from directors           1,104,381         (67,679)
    Increase/(decrease) in accounts payable                     1,807,138         (48,060)
    Increase in accrued liabilities                                49,301         209,598
    Increase/(decrease) in amounts due to directors                 7,246            (238)
    Increase in income tax payable                                118,816              --
                                                               -----------     -----------

    Net cash provided by/(used in) operating activities         2,030,877        (818,422)
                                                               -----------     -----------

Cash flows from investing activities:

    Deposit paid for acquisition of property, plant and
      Equipment                                                (2,619,566)             --
    Acquisition of property, plant and equipment                  (23,817)        (14,545)
    Acquisition of deferred assets                               (433,170)             --
    Construction-in-progress                                       (6,869)         (3,288)
    Increase in amount due from an associate                   (3,069,129)             --
                                                               -----------     -----------

    Net cash used in investing activities                      (6,152,551)        (17,833)
                                                               -----------     -----------

Cash flows from financing activities:

    Unsecured loans                                             1,386,715              --
    Initial capital injection of HY and XY                      2,500,000              --
    (Decrease)/increase in amount due to a related company       (185,798)      1,286,445
                                                               -----------     -----------

    Net cash provided by financing activities                   3,700,917       1,286,445
                                                               -----------     -----------

Net (decrease)/increase in cash and cash equivalents             (420,757)        450,190
Cash and cash equivalents, beginning of year                      475,313          25,123
                                                               -----------     -----------
Cash and cash equivalents, end of year                             54,556         475,313
                                                               ===========     ===========

                         see Notes to combined financial statements


                                            F-5

                          EVERGREEN ASSET GROUP LIMITED

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.       GROUP REORGANIZATION AND BASIS OF PRESENTATION

         The Company was incorporated in the British Virgin Islands on April 20, 2004 under the International Business Companies Act, British Virgin Islands. Pursuant to a group reorganization (the "Reorganization") which was completed in July 2004, the Company became the holding company of the commonly controlled entities by the acquisition of 90% equity interests in each of XXM, XY, HY and BJHTSY for cash consideration of RMB12,601,000, RMB18,000,000, RMB2,700,000 and
         RMB1,800,000 respectively, all of which are domestic incorporated companies established in the People's Republic of China (the "PRC") with limited liability, the particulars of which are set out below:

                                                 DATE OF             ATTRIBUTABLE EQUITY           REGISTERED
         NAME OF COMPANY                         ESTABLISHMENT           INTEREST %                   CAPITAL
                                                                     -------------------
                                                                     DIRECT     INDIRECT

         Guang Dong Xin Xing Mei Biology         May 18, 1999          90          --           RMB11,890,000
           Company Limited ("XXM")

         Tian Jin Shi Sheng Water Treatment      November 19,          --          81            RMB2,000,000
           Company Limited ("TJ")                  2002

         Xian Yang Bai Sheng Water               May 19, 2003          90          --           RMB20,000,000
           Purifying Company Limited
           ("XY")

         Hai Yang City Sheng Shi                 July 30, 2003         90          --            RMB3,000,000
           Environment Protection Company
           Limited ("HY")

         Bei Jing Hao Tai Shi Yuan Water         May 26, 2004          90          --            RMB2,000,000
           Purifying Company Limited
           ("BJHTSY")

         Each of the Company, XXM, XY, HY and BJHTSY has a common controlling stockholder. Accordingly, the Reorganization is treated as if it is a single business combination and the financial information relating to the Company and its commonly controlled entities (the "Group") for each of the two years ended December 31, 2003 (the "Relevant period") was prepared on a combined basis.

         The combined statements of operations and combined statements of cash flows of the companies now comprising the Group have been prepared as if the current group structure had been in existence throughout the Relevant Period, or since their respective dates of incorporation/establishment where this is a shorter period.

         The combined balance sheets of the Group as at December 31, 2003 and 2002 have been prepared to present the assets and liabilities of the companies now comprising the Group as at the respective dates as if the current group structure had been in existence as at those dates.

                          EVERGREEN ASSET GROUP LIMITED

                     NOTES TO COMBINED FINANCIAL STATEMENTS


2.       DESCRIPTION OF BUSINESS

         The principal activities of the Group are the research and development of sewage, garbage treatment and aqueous purifying techniques, investment and construction of sewage treatment plant and sales of environment protection related products.

         On October 16, 2001 and August 14, 2002, XXM and the PRC government entered into two Build-Operate-Transfer ("BOT") agreements whereby XXM will build a sewage treatment plant in Xin Le and Tian Jin cities respectively for the PRC government and in return the PRC government granted the right to XXM to operate the plants for 22 years and 20 years respectively. All the revenues derived from the sewage treatment plants during the operation period will be collected by XXM and used to recover the construction costs and investment return. Upon expiry of the operation period, the ownership of the sewage treatment plants will be handed back to the PRC government.

         On June 28, 2002 and August 14, 2002 respectively, XXM and the PRC government entered into supplemental agreements whereby both BOT projects were assigned to Xin Le Sheng Mei Water Purifying Company Limited ("XL") and TJ for handling.

         On March 29, 2003 and June 30, 2003, Guang Dong Xin Sheng Environmental Protection Company Limited ("XS") and the PRC government entered into two BOT agreements whereby XS will build a sewage treatment plant in Xian Yang and Hai Yang cities respectively for the PRC government and in return the PRC government granted the right to XS to operate the plants for 25 years and 22 years respectively. All the revenues derived from the sewage treatment plants during the operation period will be collected by the XS and used to recover the construction costs and investment return. Upon expiry of the operation period, the ownership of the sewage treatment plants will be handed back to the PRC government.

         On March 29, 2003 and June 30, 2003 respectively, XS and the PRC government entered into supplemental agreements whereby both BOT projects were assigned to XY and HY for handling.


3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         PRINCIPLES OF COMBINATION

         The combined financial statements are presented in US Dollars and include the accounts of the Company and its commonly controlled entities. All significant inter-company balances and transactions are eliminated in combination.

                          EVERGREEN ASSET GROUP LIMITED

                     NOTES TO COMBINED FINANCIAL STATEMENTS


3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

         USE OF ESTIMATES

         The preparation of the combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting years. Actual results could differ from those estimates.

         CASH AND CASH EQUIVALENTS

         Cash equivalents are highly liquid investments and have maturities of three months or less at the date of purchase.

         INVENTORIES

         Inventories are valued at the lower of cost or market with cost determined on a first-in, first-out method.

         PROPERTY, PLANT AND EQUIPMENT

         Property, plant and equipment are stated at cost less accumulated depreciation and amortization and impairment loss. Maintenance, repairs and betterments, including replacement of minor items, are charged to expense; major additions to physical properties are capitalized. Depreciation and amortization are provided using the straight-line method over the following estimated useful lives:

         Office equipment                                     5 years
         Furniture and fixtures                               5 years
         Tools and equipment                                  5 years
         Motor vehicles                                       10 years
         Sewage treatment plant                               20 years

         DEFERRED ASSETS

         Deferred assets represents the cost of construction of the sewage treatment plants under the BOT agreements with the PRC government. The cost includes development and construction expenditure incurred and other direct costs attributable to the development. No depreciation and amortization is provided in respect of deferred assets until such time as the relevant assets are completed and put into operational use. On completion, depreciation and amortization are provided using the straight-line method over the operation periods.

                          EVERGREEN ASSET GROUP LIMITED

                     NOTES TO COMBINED FINANCIAL STATEMENTS


3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

         IMPAIRMENT OF ASSETS

         The Group's policy is to periodically review and evaluate whether there has been a permanent impairment in the value of long-lived assets. Factors considered in the evaluation include current operating results, trends and anticipated undiscounted future cash flows. An impairment loss is recognized to the extent that the sum of undiscounted estimated future cash flows that is expected to result from the use of the asset, or other measure of fair value, is less than the carrying value. Refer to notes 13 and 22.

         ASSOCIATE

         An associate is one, not being a subsidiary or a joint venture, in which the Company is in a position to exercise significant influence, including participation in financial and operating policy decisions.

         Interests in an associate is stated in the combined balance sheet at the Group's share of the net assets under the equity method of accounting, as reduced by any identified impairment loss. The results of the associate are included in the combined income statement to the extent of post-acquisition results attributable to the Group.

         OTHER INVESTMENT

         Other investment includes equity investment in a private company and is carried at fair value. Unless there has been a permanent impairment to the value of the investment, the change in fair value is reported as a separate component of other comprehensive income or loss. Permanent impairment to the value of the investment is recognized in the combined statements of operations.

         CONCENTRATION OF CREDIT RISK

         Concentration of credit risk is limited to accounts receivable and is subject to the financial conditions of a major customer which is stated in note 25 to the combined financial statements. The Group does not require collateral or other security to support client's receivables. The Group conducts periodic reviews of its clients' financial condition and customer payment practices to minimize collection risk on accounts receivable.

                          EVERGREEN ASSET GROUP LIMITED

                     NOTES TO COMBINED FINANCIAL STATEMENTS


3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

         FINANCIAL INSTRUMENTS

         The carrying amounts of all financial instruments approximate fair value. The carrying amounts of cash, accounts receivable, related parties receivable, unsecured loans, accounts payable and related parties payable approximate fair value due to the short-term nature of these items. The carrying amounts of borrowings approximate the fair value based on the Group's expected borrowing rate for debt with similar remaining maturities and comparable risk.

         REVENUE RECOGNITION

         Revenue from fixed price long-term contracts is recognized on the percentage of completion method for individual contracts. Revenues are recognized in the ratio that costs incurred bear to total estimated contract costs. The use of the percentage of completion method of revenue recognition requires estimates of percentage of project completion. Changes in job performance, estimated profitability and final contract settlements may result in revisions to costs and income in the period in which the revisions are determined. Provisions for any estimated losses on uncompleted contracts are made in the period in which such losses are determinable. In instances when the work performed on fixed price agreements is of relatively short duration, we use the completed contract method of accounting whereby revenue is recognized when the work is completed.

         All the revenue of 2003 was derived from a construction contract of a sewage treatment plant sub-contracted by a related party as mentioned in note 25.

         COST OF REVENUES

         Cost of revenues comprises labor and other cost of personnel directly engaged in providing the services, subcontracting and attributable overhead costs. Cost of revenues does not include any allocation of depreciation or amortization expense.

         INCOME TAXES

         The Group utilizes the asset and liability method of accounting for income taxes whereby deferred taxes are determined based on the temporary differences between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

                          EVERGREEN ASSET GROUP LIMITED

                     NOTES TO COMBINED FINANCIAL STATEMENTS


3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

         FOREIGN CURRENCY TRANSLATION AND TRANSACTIONS

         The Group uses China Renminbi ("RMB") as the functional currency, which is not freely convertible into foreign currencies. Transactions denominated in currencies other than RMB are translated into RMB at the applicable rates of exchange prevailing at the dates of the transactions, quoted by the People's Bank of China ("the PBOC"). Monetary assets and liabilities denominated in other currencies are translated into RMB at rates of exchange quoted by the PBOC prevailing at the balance sheet date. Exchange gains or losses arising from changes in exchange rates subsequent to the transactions dates for monetary assets and liabilities denominated in other currencies are included in the determination of net income for the respective period.

         For financial reporting purposes, RMB has been translated into United States dollars ("USD") as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at period end. Income statement accounts are translated at the average rate of exchange prevailing during the period. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders' equity as "Accumulated other comprehensive income - foreign currency translation adjustments". Gains and losses resulting from foreign currency transactions are included in other comprehensive income/(loss). Foreign currency translation adjustment was not material.

         During 2003 and 2002, there have been no significant change in exchange rates. Accordingly, there are no changes in other comprehensive income/(loss).

         NEW ACCOUNTING PRONOUNCEMENTS

         SFAS 150

         In May 2003, the FASB issued Statement of Financial Accounting Standards (SFAS) No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. SFAS No. 150 requires the classification as a liability of any financial instruments with a mandatory redemption feature, an obligation to repurchase equity shares, or a conditional obligation based on the issuance of a variable number of its equity shares. The Company does not have any financial instruments as defined by SFAS No. 150. The adoption of SFAS No. 150 did not have an effect on the Company's combined financial statements.

                          EVERGREEN ASSET GROUP LIMITED

                     NOTES TO COMBINED FINANCIAL STATEMENTS


3.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT'D)

         FIN NO. 46

         In January 2003, the FASB issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" (FIN 46). FIN 46 states that companies that have exposure to the economic risks and potential rewards from another entity's assets and activities have a controlling financial interest in a variable interest entity and should consolidate the entity, despite the absence of clear control through a voting equity interest. The consolidation requirements apply to all variable interest entities created after January 31, 2003. For variable interest entities that existed prior to February 1, 2003, the consolidation requirements are effective for annual or interim periods beginning after December 15, 2003. Disclosure of significant variable interest entities is required in all financial statements issued after January 31, 2003, regardless of when the variable interest was created. The adoption of FIN 46 did not have an effect on the Company's combined financial statements.


4.       DEFERRED ASSETS

         Deferred assets represents the construction costs of USD983,895 of a sewage treatment plant in Tianjin city under the BOT agreement. The testing of the sewage treatment plant was completed in December 2003 and the operation was commenced in January 2004. No amortization was provided in 2003 or 2002.


5.       PROPERTY, PLANT AND EQUIPMENT, NET

         Property, plant and equipment, net consisted of the following:

                                                                DECEMBER 31,
                                                           ---------------------
                                                              2003        2002
                                                              USD         USD
         Purchase cost:

         Office equipment                                     6,356          --
         Furniture and fixtures                              11,063       9,212
         Tools and equipment                                 20,539      20,539
         Motor vehicles                                     133,318     121,739
         Sewage treatment plant                             231,946          --
                                                           ---------   ---------

         Total                                              403,222     151,490
         Less: Accumulated depreciation and amortization    (41,890)    (23,949)
                                                           ---------   ---------

         Property, plant and equipment, net                 361,332     127,541
                                                           =========   =========

                          EVERGREEN ASSET GROUP LIMITED

                     NOTES TO COMBINED FINANCIAL STATEMENTS


5.       PROPERTY, PLANT AND EQUIPMENT, NET (CONT'D)

         Depreciation and amortization expenses for 2003 and 2002 amounted to USD17,941 and USD23,949 respectively.

         There was no impairment loss for 2003 and 2002.


6.       INTERESTS IN AN ASSOCIATE                              DECEMBER 31,
                                                           --------------------
                                                              2003       2002
                                                              USD        USD

          Share of net assets                               253,623         --
                                                           =========  =========

         (a) Details of the associate as of December 31, 2003 are as follows:

                                                                      PERCENTAGE
                                                                       OF EQUITY
                  NAME OF ASSOCIATE                                      HOLDING

                  Xin Le Sheng Mei Water Purifying
                    Company Limited                                         35%

                  On December 5, 2003, XXM entered into an agreement with an existing stockholder of XL, who is also a director of XXM, in relation to the acquisition of his interests of 90% in XL. On December 17, 2003, XXM entered into a sale and purchase agreement with an independent third party, a wholly-owned subsidiary of China Silver Dragon Group Limited ("CSD"), a listed company in Hong Kong, in relation to the disposal of 55% equity interests in XL. The remaining interest of 35% in XL is held for long-term investment purposes and accounted for as interests in an associate.

                          EVERGREEN ASSET GROUP LIMITED

                     NOTES TO COMBINED FINANCIAL STATEMENTS


6.       INTERESTS IN AN ASSOCIATE (CONT'D)

         (b) Information extracted from the audited financial statements of the associate for the years ended December 31, 2003 and 2002 is as follows:

                                                                                  YEAR ENDED DECEMBER 31,
                                                                                --------------------------
                                                                                       2003          2002
                                                                                        USD           USD
                   (i) Statements of operations
                              Turnover                                                   --            --
                                                                                ============    ==========

                              Net loss                                              (74,785)       (5,806)
                                                                                ============    ==========

                                                                                         DECEMBER 31,
                                                                                --------------------------
                                                                                     2003           2002
                                                                                     USD            USD
                   (ii)    Balance sheet
                              Deferred assets                                     4,592,842            --
                              Property, plant and equipment, net                     25,586           820
                              Construction-in-progress                                   --        61,436
                              Cash and cash equivalents                              21,104       962,581
                              Inventories                                            30,117            --
                              Prepayment, deposits and other receivables            551,488       328,466
                              Other investment                                       36,232            --
                              Accounts payable                                     (324,119)      (18,116)
                              Amount due to XXM                                  (3,519,575)           --
                              Other current liabilities                            (769,292)     (616,019)
                                                                                ------------    ----------

                              Net assets                                            644,383       719,168
                                                                                ============    ==========


                                                   F-14

                          EVERGREEN ASSET GROUP LIMITED

                     NOTES TO COMBINED FINANCIAL STATEMENTS


7.       INVENTORIES
                                                              DECEMBER 31,
                                                          ----------------------
                                                              2003         2002
                                                              USD          USD

         Finished goods                                     12,559       12,798
                                                          =========    =========

         No allowance for inventories was charged to expenses during 2003 and 2002.


8.       ACCOUNTS RECEIVABLE
                                                              DECEMBER 31,
                                                          ----------------------
                                                              2003         2002
                                                              USD          USD

         Accounts receivable                                84,359       60,367
                                                          =========    =========

         No doubtful debts was charged to expenses during 2003 and 2002.


9.       PREPAYMENT, DEPOSITS AND OTHER RECEIVABLES
                                                                DECEMBER 31,
                                                          ----------------------
                                                                2003       2002
                                                                 USD        USD

         Prepayment                                           37,403     11,413
         Deposits                                            670,048      5,254
         Other receivables                                   475,903    110,694
                                                          -----------  ---------

                                                           1,183,354    127,361
                                                          ===========  =========


10.      AMOUNTS DUE FROM RELATED COMPANIES

         At December 31, 2003, it mainly represents amount due from XS in which Mr. Pu Chongliang ("Mr. Pu"), a director who is also a stockholder of the Company, is also a director and has equity interests.

         At December 31, 2002, it mainly represents amount due from XL in which Mr. Pu has equity interests. All amounts are interest-free, unsecured and repayable on demand.

                          EVERGREEN ASSET GROUP LIMITED

                     NOTES TO COMBINED FINANCIAL STATEMENTS


11.      AMOUNTS DUE FROM/TO DIRECTORS

         The amounts are interest-free, unsecured and repayable on demand.


12.      AMOUNT DUE FROM AN ASSOCIATE

         The amount is interest-free, unsecured and repayable on demand.


13.      OTHER INVESTMENT
                                                               DECEMBER 31,
                                                          ----------------------
                                                               2003        2002
                                                                USD         USD

          Unlisted equity, at cost                          398,551          --
                                                          ==========    ========

          Unlisted equity, at fair value                     28,454          --
                                                          ==========    ========

         The amount represents the investment of the 55% equity interest in XL and is stated at the fair value of USD28,454 which is equivalent to the consideration paid by the third party. The permanent impairment loss of USD370,097 is recognized in the combined statements of operations (Note
         22).


14.      UNSECURED LOAN

         The amounts included a loan of USD241,546 borrowed from a financial institution which is interest bearing at 6.6375% per annum, unsecured and with maturity date on August 5, 2004 and a loan of USD1,145,169 borrowed from an independent third party which is interest-free, unsecured and repayable on demand.

                          EVERGREEN ASSET GROUP LIMITED

                     NOTES TO COMBINED FINANCIAL STATEMENTS


15.      ACCRUED LIABILITIES

         At December 31, 2003 and 2002, accrued liabilities comprised of the following:

                                                                     DECEMBER 31,
                                                               -----------------------
                                                                   2003         2002
                                                                   USD          USD
          Acquisition of property, plant and equipment            550,725          --
          Payroll                                                     529          61
          PRC tax                                                 161,927       7,742
          Staff welfare                                            28,195      22,564
          Other payable                                           205,693     395,260
          Other accruals                                           78,991         407
                                                               -----------   ---------

          Total                                                 1,026,060     426,034
                                                               ===========   =========

16.      AMOUNTS DUE TO RELATED COMPANIES

         At December 31, 2003, it mainly represents amount due to Bei Jing Zhao Cheng Chuang Zhan Investment Company Limited ("BJZC") in which Mr. Pu has equity interests.

         At December 31, 2002, it mainly represents amount due to XS in which Mr. Pu is also a director and has equity interests.

         All amounts are interest-free, unsecured and repayable on demand.


17.      LONG-TERM BORROWING

         The amount represents a loan borrowed from the government for research and development of the application of the sewage treatment system. The amount is interest-free, unsecured and with maturity date in November 2004.

                          EVERGREEN ASSET GROUP LIMITED

                     NOTES TO COMBINED FINANCIAL STATEMENTS


18.      MINORITY INTERESTS

                                                              DECEMBER 31,
                                                      --------------------------
                                                           2003         2002
                                                           USD          USD

          At January 1                                   128,744        116,348
          Minority interests in the combined
            statements of operations                      42,993        (11,759)
          Initial capital injection of TJ                     --         24,155
          Initial capital injection of XY and HY         277,778             --
                                                      -----------    -----------

          At December 31                                 449,515        128,744
                                                      ===========    ===========


19.      CAPITAL

                                                             DECEMBER 31,
                                                      --------------------------
                                                          2003           2002
                                                          USD            USD

          Capital translated at historical rate
              - XXM (RMB10,701,000)                    1,292,391      1,292,391
              - XY (RMB18,000,000)                     2,173,913             --
              - HY (RMB2,700,000)                        326,087             --
                                                      -----------    -----------

                                                       3,792,391      1,292,391
                                                      ===========    ===========


20.      OTHER INCOME

                                                        YEAR ENDED DECEMBER 31,
                                                      --------------------------
                                                            2003          2002
                                                            USD           USD

          Bank interest income                             8,578            184
          Government grant                                    --         60,386
          Other income                                       662             --
                                                      -----------    -----------

                                                           9,240         60,570
                                                      ===========    ===========

                          EVERGREEN ASSET GROUP LIMITED

                     NOTES TO COMBINED FINANCIAL STATEMENTS


21.      INTEREST EXPENSE

                                                        YEAR ENDED DECEMBER 31,
                                                        -----------------------
                                                            2003         2002
                                                            USD          USD
          Interest on bank and other loans wholly
            repayable within one year                      28,590       25,177
                                                        ==========   ==========


22.      IMPAIRMENT LOSS ON OTHER INVESTMENT

         The amount represents the permanent impairment loss on the investment of 55% equity interest in XL (Note 13).


23.      INCOME TAXES

       The income tax (expense)/benefit consisted of the following:

                                                        YEAR ENDED DECEMBER 31,
                                                        -----------------------
                                                            2003         2002
                                                            USD          USD
          Current tax:
             PRC                                         (118,816)          --

          Deferred tax:
             PRC                                           14,723       48,453
                                                        ----------    ---------

          Total income tax (expense)/benefit             (104,093)      48,453
                                                        ==========    =========

                          EVERGREEN ASSET GROUP LIMITED

                     NOTES TO COMBINED FINANCIAL STATEMENTS


23.      INCOME TAXES (CONT'D)

         Income tax (expense)/benefit can be reconciled with the amount computed by applying the statutory income tax rate to income/(loss) before income tax as follow:

                                                         YEAR ENDED DECEMBER 31,
                                                         -----------------------
                                                             2003         2002
                                                             USD          USD

         Income/(loss) before income tax                   315,433     (165,632)
                                                         ==========   ==========

         Expected income tax (expense)/benefit
            at PRC statutory income tax rate of 33%       (104,093)      54,659
         Tax effect of current year's tax
            losses not recognized                               --        6,206
                                                         ----------   ----------

         Income tax (expense)/benefit                     (104,093)      48,453
                                                         ==========   ==========

         The major components of deferred tax assets recognized in the combined balance sheets as of December 31, 2003 and 2002 were as follows:

                                                              DECEMBER 31,
                                                        ------------------------
                                                            2003         2002
                                                            USD          USD

         Expenses that are reported in financial
           statements prior to becoming deductible
           for tax purposes                              1,083,570      329,640

         Revenue recognized for financial
           reporting purposes before being
           recognized for tax purposes                    (886,175)    (146,968)
                                                        -----------    ---------

                                                           197,395      182,672
                                                        ===========    =========

         There were no significant amounts of unrecognized deferred taxation.

         At December 31, 2003 and 2002, the Group had no unutilized tax losses.

                          EVERGREEN ASSET GROUP LIMITED

                     NOTES TO COMBINED FINANCIAL STATEMENTS


24.      PENSION PLANS

         As stipulated by the PRC government regulations, the Group is required to contribute to PRC insurance companies organized by the PRC government which are responsible for the payments of pension benefits to retired staff. The monthly contribution was equal to 12% of the salaries of the existing staff. The Group has no obligation for the payment of pension benefits beyond the annual contributions described above.


25.      CONCENTRATION

         The Group's major customer is BJZC, a related company in which a director of the Company has equity interests, which accounted for 100% of the Group's total revenue of 2003 in relation to the construction of a sewage treatment plant.


26.      COMMITMENTS

         Capital commitment

         At December 31, 2003, capital expenditure contracted for but not recognized in these financial statements was as follows:

                                                                DECEMBER 31,
                                                          ----------------------
                                                              2003         2002
                                                              USD          USD

          Capital expenditures                             26,207,729        --
                                                          ============   =======

         The amount represents the unpaid amount of the total contract sum for constructing the sewage treatment plants in Xian Yang and Hai Yang cities under the BOT agreements and is expected to be paid as follows:

                                                                         USD

          Within 2 years                                             15,338,164
          After 2 years                                              10,869,565
                                                                    ------------

                                                                     26,207,729
                                                                    ============

         At December 31, 2002, the Group had no capital commitment.

                          EVERGREEN ASSET GROUP LIMITED

                     NOTES TO COMBINED FINANCIAL STATEMENTS


27.      RELATED PARTY TRANSACTIONS

         Apart from the transactions as disclosed in notes 6, 10, 11, 12, 16 and 25 to the financial statements, during the year, the Group had the following transactions with its related parties:

                                                                      YEAR ENDED DECEMBER 31,
                                                                     ------------------------
                                                                         2003         2002
          Related party      Nature of transactions                      USD          USD
          -------------      ----------------------

          BJZC               Construction revenue                     2,889,094           --
                             Deposit paid for acquisition of
                               property, plant and equipment          2,619,566           --
                                                                     ===========   ==========

         Note:

         Mr. Pu has equity interests in BJZC. The directors of the Group are of the opinion that the above transactions were entered into in the normal course of business and on normal commercial terms.


28.      SUPPLEMENTAL CASH FLOW INFORMATION

                                                                      YEAR ENDED DECEMBER 31,
                                                                     ------------------------
                                                                          2003         2002
                                                                          USD          USD

          (i)      Interest paid                                         28,590       25,177

          (ii)     Non-cash investing activities
                     Deferred assets (notes 4 and 15)                   550,725           --
                                                                     ===========   ==========


29.      SUBSEQUENT EVENTS

         (a) On December 17, 2003, XXM entered into two sale and purchase agreements with an independent third party, a wholly-owned subsidiary of CSD, a listed company in Hong Kong, in relation to the disposal of 55% equity interest in TJ and XL and the stockholder's loans at a consideration of USD350,512 and USD1,927,817 respectively. The total consideration of USD2,278,329 will be settled by cash of USD911,332 within one year and by issuing a convertible note of USD1,366,997.

                          EVERGREEN ASSET GROUP LIMITED

                     NOTES TO COMBINED FINANCIAL STATEMENTS


29.      SUBSEQUENT EVENTS (CONT'D)

                  The convertible note bears interest at 6% per annum with maturity date of three years from the date of issuance and are repayable after three years from the date of issuance or convertible into shares of CSD at the conversion price of approximately USD0.103 subject to adjustments as stipulated in the convertible note at any time after six months from the date of issuance.

                  At December 31, 2003, TJ and XL were still in the process of applying to the relevant PRC authorities to be transformed from domestic incorporated companies into sino-foreign joint venture companies and CSD has not appointed any representative as directors of TJ and XL.

                  On July 20, 2004, the application to the relevant PRC authorities for the transformation of XL from a domestic incorporated company into a sino-foreign joint venture company was completed and approved.

         (b) On July 18, 2004, the Company entered into four separate agreements with the owners of XXM, XY, HY and BJHTSY (the "Stockholders") whereby the Company agreed to acquire 90% equity interests of XXM, XY, HY and BJHTSY from the Stockholders at a total cash consideration of USD1,521,860, USD2,173,913, USD326,087 and USD217,391 respectively (equivalent to RMB12,601,000, RMB18,000,000, RMB2,700,000 and
                  RMB1,800,000 respectively). Upon completion of the acquisition, XXM, XY, HY and BJHTSY became sino-foreign joint venture companies.

                          EVERGREEN ASSET GROUP LIMITED

                   UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS


                                    CONTENTS


                                                                            Page
                                                                            ----

Unaudited Consolidated Balance Sheet as of September 30, 2004...............F-25

Unaudited Consolidated Statement of Income for the nine months ended
  September 30, 2004........................................................F-26

Unaudited Consolidated Statement of Cash Flow for the nine months ended
  September 30, 2004........................................................F-27

Unaudited Consolidated Statement of Income for the nine months ended
  September 30, 2003........................................................F-28

Unaudited Consolidated Statement of Cash Flow for the nine months ended
  September 30, 2003........................................................F-29

Notes to Unaudited Consolidated Financial Statements........................F-30

                         EVERGREEN ASSETS GROUP LIMITED

                      UNAUDITED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2004


                                                                           USD
ASSETS
Current assets
         Cash and cash equivalents                                        69,440
         Accounts receivable                                               4,831
         Inventories                                                     450,415
         Prepayment, deposits and other receivables                    9,453,311

Total current assets                                                   9,977,996

Non-current assets
         Interests in an associate                                       157,383
         Property,plant and equipment, net                             1,114,174
         Construction-in-process                                       1,350,419
         Deferred assets                                               3,874,046

Total non-current assets                                               6,496,022

Total assets                                                          16,474,018

Liabilities and Stockholders' equity

Current liabilities
         Unsecured loans                                                 241,546
         Accounts payable                                              1,503,216
         Income tax payable                                              759,196
         Accrued liabilities                                              31,147
         Other payables                                                8,024,247
Total current liabilities                                             10,559,353

Non-current liabilities
         Long-term borrowing                                              24,155
Total non-current liabilities                                             24,155

Minority interests                                                       618,193
Stockholders equity
         Capital                                                       4,087,065
         Retained earnings                                             1,185,252

Total stockholders' equity                                             5,272,318
Total liabilities and stockholders' equity                            16,474,018

                          EVERGREEN ASSET GROUP LIMITED

                   UNAUDITED CONSOLIDATED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004


                                                                          USD


Revenue                                                                5,289,205

Cost of revenue                                                        3,577,042

Gross profit                                                           1,712,164

Other income                                                               6,848

General and administrative expenses                                      101,745

Interest expense                                                          14,862

Income from operation                                                  1,602,404

Income from investment                                                   157,383

Unusual losses                                                                36

Income before tax                                                      1,759,751

   Income tax expense                                                    571,137

   Minority interests                                                    126,264

Net income                                                             1,062,350

                                  EVERGREEN ASSET GROUP LIMITED

                          UNAUDITED CONSOLIDATED STATEMENT OF CASH FLOW
                           FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004


                                                                                           USD
Cash flows from operating activities:

Net income (loss)                                                                      1,062,350
Adjustments to reconcile net income to net cash provided by operating activities:

    Depreciation and amortization                                                        305,230
    Increase in minority interests                                                       168,677

Changes in operating assets and liabilities:

    Increase in inventories                                                             (437,856)
    Decrease in accounts receivable                                                       79,528
    Increase in prepayment, deposits and other receivables                            (1,076,757)
    Decrease in accounts payable                                                        (307,794)
    Increase in accrued liabilities                                                       31,147
    Increase in other payables                                                         5,347,005
    Increase in income tax payable                                                       640,380

Net cash provided by operating activities                                              5,811,910

Cash flows from investing activities:

    Acquisition of property, plant and equipment                                        (752,843)
    Acquisition of deferred assets                                                    (3,834,033)
    Construction-in-progress                                                            (359,655)

Net cash used in investing activities                                                 (4,946,531)

Cash flows from financing activities:

    Unsecured loan                                                                    (1,145,169)
    Capital injection                                                                    294,674

Net cash provided by financing activities                                               (850,495)

Net decrease in cash and cash equivalents                                                 14,884

Cash and cash equivalents, beginning of year                                              54,556

Cash and cash equivalents, end of year                                                    69,440


                                              F-27

                          EVERGREEN ASSET GROUP LIMITED

                   UNAUDITED CONSOLIDATED STATEMENT OF INCOME
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003


                                                                          USD

Revenue                                                               1,444,547

Cost of revenue                                                       1,429,502

Gross profit                                                             15,045

Other income                                                                233

General and administrative expenses                                     146,227

Interest expense                                                          7,756

Income from operation                                                  (138,705)

Unusual gains                                                                 2

Income before tax                                                      (138,702)

   Income tax expense                                                       242

   Minority interests                                                   (13,894)

Net income                                                             (125,050)

                                  EVERGREEN ASSET GROUP LIMITED

                         UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                           FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2003


                                                                                           USD
Cash flows from operating activities:

Net income (loss)                                                                       (125,050)
Adjustments to reconcile net income to net cash provided by operating activities:

    Depreciation and amortization                                                          5,002
    Increase in minority interests                                                       301,013

Changes in operating assets and liabilities:

    Increase in inventories                                                              (33,467)
    Decrease in accounts receivable                                                       55,536
    Increase in prepayment, deposits and other receivables                            (4,077,215)
    Decrease in accounts payable                                                         (10,968)
    Increase in accrued liabilities                                                       24,748
    Increase in other payables                                                         1,591,435
    Decrease in income tax payable                                                        (3,485)

Net cash provided by operating activities                                             (2,272,450)

Cash flows from investing activities:

     Acquisition of property, plant and equipment                                        (42,633)
     Acquisition of deferred assets                                                     (653,758)
     Construction-in-progress                                                            (35,153)

Net cash used in investing activities                                                   (731,544)

Cash flows from financing activities:

     Unsecured loan                                                                      241,546
     Capital injection                                                                 2,500,000

Net cash provided by financing activities                                              2,741,545

Net decrease in cash and cash equivalents                                               (262,449)

Cash and cash equivalents, beginning of year                                             475,313

Cash and cash equivalents, end of year                                                   212,864


                                              F-29

                          EVERGREEN ASSET GROUP LIMITED

              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004


NOTE 1 - BASIS OF PRESENTATION

The unaudited financial statements have been prepared by the Company in accordance with generally accepted accounting principles. These financial statements should be read in conjunction with the audited financial statements and footnotes for the years ended December 31, 2003 and 2002. The results of the nine months ended September 30, 2004 are not necessarily indicative of the results to be expected for the full year ending December 31, 2004.

On October 15, 2004, the Company completed the closing of a reverse acquisition of the Discovery Investments Inc, a development stage company organized under the laws of the State of Nevada, the United States of America.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF COMBINATION

The combined financial statements are presented in US dollars and include the accounts of the Company its commonly controlled entities. All significant inter-company balances and transactions are eliminated in combination.

USE OF ESTIMATES

The preparation of the combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities ant the reported amounts of revenues and expenses during the reporting months. Actual results could differ from those estimates.

FOREIGN CURRENCY TRANSLATION AND TRANSACTIONS

The Company uses China Renminbi ("RMB") as the functional currency, which is not freely convertible into foreign currencies. For financial reporting purposes, RMB has been translated into US dollars("USD") as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at period end. Income statement accounts are translated at the average rate of exchange prevailing during the period. During the nine months, 2004, there have been no significant change in exchange rates. Accordingly, there are no changes in other comprehensive income/(loss).

                             DISCOVERY AND EVERGREEN

                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


                                    CONTENTS


                                                                                Page
                                                                                ----

Unaudited Pro Forma Combined Balance Sheet as of September 30, 2004.............F-32

Unaudited Pro Forma Combined Statement of Income for the nine months ended
  September 30, 2004............................................................F-33

Unaudited Pro Forma Combined Statement of Income for year ended
  December 31, 2003.............................................................F-34

Notes to Unaudited Pro Forma Combined Financial Statements......................F-35


                                         F-31

                                        DISCOVERY AND EVERGREEN

                               UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                           SEPTEMBER 30, 2004
                                                  USD


                                                Evergreen         Discovery       Adjustment     Total
                                                ---------         ---------       ----------     -----
ASSETS

Current assets
       Cash and cash equivalents                   69,440             --              --         69,440
       Accounts receivable                          4,831             --              --          4,831
       Inventories                                450,415             --              --        450,415
       Prepayment, deposits and other
           receivables                          9,453,311             --              --      9,453,311

Total current assets                            9,977,996             --              --      9,977,996

Non-current assets

       Interests in an associate                  157,383             --              --        157,383
       Property, plant and equipment, net       1,114,174             --              --      1,114,174
       Construction-in-process                  1,350,419             --              --      1,350,419
       Deferred assets                          3,874,046             --              --      3,874,046

Total non-current assets                        6,496,022             --              --      6,496,022

Total assets                                   16,474,018             --              --     16,474,018

Liabilities and Stockholders' equity

Current liabilities

       Unsecured loans                            241,546             --              --        241,546
       Accounts payable                         1,503,216             --              --      1,503,216
       Income tax payable                         759,196             --              --        759,196
       Officers' advances                              --         49,050              --         49,050
       Accrued liabilities                         31,147             --              --         31,147
       Other payables                           8,024,247             --              --      8,024,247

Total current liabilities                      10,559,353         49,050              --     10,608,403

Non-current liabilities

       Long-term borrowing                         24,155             --              --         24,155
Total non-current liabilities                      24,155             --              --         24,155

Minority interests                                618,193             --              --        618,193

Stockholders equity

       Capital                                  4,087,066        228,040              --      4,315,106
       Retained earnings                        1,185,252       (277,090)             --        908,162

Total stockholders' equity                      5,272,318        (49,050)             --      5,223,268

Total liabilities and stockholders' equity     16,474,018             --              --     16,474,018


                                                 F-32

                                         DISCOVERY AND EVERGREEN

                            UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
                                                   USD

                                                     Evergreen        Discovery   Adjustment     Total
                                                     ---------        ---------   ----------     -----

Revenue                                              5,289,205              --        --       5,289,205

Cost of revenue                                      3,577,042              --        --       3,577,042

Gross profit                                         1,712,164              --        --       1,712,164

Other income                                             6,848              --        --           6,848

General and administrative expenses                    101,745         144,913        --         246,658

Interest expense                                        14,862              --        --          14,862

Income from operation                                1,457,491        (144,913)       --       1,312,578

Income from investment                                 157,383              --        --         157,383

Unusual losses                                              36              --        --              36

Income before tax                                    1,614,838        (144,913)       --       1,469,925

   Income tax expense                                  571,137              --        --         571,137

   Minority interests                                  126,264              --        --         126,264

Net income                                             917,437        (144,913)       --         772,524


                                                  F-33

                                       DISCOVERY AND EVERGREEN

                          UNAUDITED PRO FORMA COMBINED STATEMENT OF INCOME
                                FOR THE YEAR ENDED DECEMBER 31, 2003
                                                 USD


                                           Evergreen          Discovery     Adjustment       Total
                                           ---------          ---------     ----------       -----

Revenue                                    2,889,094                 --         --         2,889,094

Cost of revenue                           (1,828,801)                --         --        (1,828,801)

Gross profit                               1,060,293                 --         --         1,060,293

Other income                                   9,240                 --         --             9,240

General and administrative
  expenses                                  (355,413)            80,000         --          (275,413)

Interest expense                             (28,590)                --         --           (28,590)

Income from operation                        685,530            (80,000)        --           605,530

Unusual losses                              (370,097)        (1,851,739)        --        (2,221,836)

Income before tax                            315,433                 --         --        (1,616,306)

   Income tax expense                       (104,093)                --         --          (104,093)

   Minority interests                        (42,993)                --         --           (42,993)

Net income                                   168,347         (1,931,739)        --        (1,763,392)



                                                 F-34

                             EVERGREEN AND DISCOVERY

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


NOTE 1-  BASIS OF PRESENTATION

On October 15, 2004, Evergreen Asset Group Limited ("Evergreen") completed the closing of a reverse acquisition of the Discovery Investment Inc ("Discovery") pursuant to which Discovery acquired all of the outstanding shares of Evergreen capital stock in exchange for a controlling in interest in the Discovery. This business combination is treated as a reverse acquisition in which for accounting purposes Evergreen is treated as the acquirer and Discovery is treated as the acquiree.

The pro forma combined statements of income for the twelve months ended December 31, 2003 and the nine months ended September 30, 2004 have been prepared to give effect to Evergreen's reverse acquisition of Discovery as if it occurred on January 1, 2003. The statements of income of both Evergreen and Discovery for the year 2003 are audited. The financial statements of Evergreen at September 30, 2004 are unaudited. All pro forma financial statements use the assumptions as described in the notes and historical financial information available at September 30, 2004 and December 31, 2003.

NOTE 2- FOREIGN CURRENCY TRANSLATION AND TRANSACTIONS

Evergreen uses China Renminbi ("RMB") as the functional currency, which is not freely convertible into foreign currencies. For financial reporting purposes, RMB has been translated into US dollars ("USD") as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at period end. Income statement accounts are translated at the average rate of exchange prevailing during the period. During the nine months ended September 30, 2004, there have been no significant change in exchange rates. Accordingly, there are no changes in other comprehensive income/(loss).

NOTE 3- USE OF ESTIMATES

The preparation of the combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting months. Actual results could differ from those estimates.


                                      F-35